Exhibit 1.1

PLACEMENT AGREEMENT

February 5, 2015

ViewTrade Securities, Inc.

7280 W Palmetto Park Rd

Suite 310

Boca Raton, FL 33433

Ladies and Gentlemen:

The undersigned, Tantech Holdings, Ltd., a British Virgin Islands company (the “Company”), and certain stockholders of the Company (the “Selling Stockholders”) named in Schedule 1 attached hereto, hereby confirms the agreement with ViewTrade Securities, Inc. (hereinafter referred to as “you” (including its correlatives) or the “Placement Agent”) as follows:

1.	Introduction. This Agreement sets forth the understandings and agreements between the Company and you whereby, subject to the terms and conditions herein contained, you will offer to sell, on a “best efforts, all or none” basis on behalf of the Company and the Selling Stockholders as provided in Section 4(a) (the “Offering”), an aggregate of 3,200,000 shares of common stock (the “Placement Shares”), par value $0.001 per share (the “Shares”), of which 1,600,000 Shares to be issued and sold by the Company, and 1,600,000 Shares to be sold by the Selling Stockholders, at an anticipated offering price of between U.S. $4.00 per share and U.S. $6.00 per share.

2.	Representations and Warranties of the Company. The Company makes the following representations and warranties to you:

2.1	Filing of Registration Statement.

2.1.1	Pursuant to the Act. The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement and an amendment or amendments thereto, on Form F-1 (File No. 333-198788), including any related prospectus or prospectuses, for the registration of the Placement Shares under the Securities Act of 1933, as amended (the “Act”), which registration statement and amendment or amendments have been prepared by the Company in all material respects in conformity with the requirements of the Act and the rules and regulations of the Commission under the Act (the “Regulations”). Except as the context may otherwise require, such registration statement on file with the Commission at the time the registration statement becomes effective (including the prospectus, financial statements, schedules, exhibits and all other documents filed as a part thereof or incorporated therein and all information deemed to be a part thereof as of the Effective Date pursuant to paragraph (b) of Rule 430A of the Regulations), is referred to herein as the “Registration Statement.” The prospectus, in the form in which it is to be filed with the Commission pursuant to Rule 424(b) of the Regulations, or, if the prospectus is not to be filed with the Commission pursuant to Rule 424(b) of the Regulations, the prospectus in the form included as part of the Registration Statement at the time the Registration Statement became effective, is hereinafter referred to as the “Prospectus,” except that if any revised prospectus or prospectus supplement shall be provided to the Placement Agent by the Company for use in connection with the Offering which differs from the Prospectus (whether or not such revised prospectus or prospectus supplement is required to be filed by the Company pursuant to Rule 424(b) of the Regulations), the term “Prospectus” shall also refer to such revised prospectus or prospectus supplement, as the case may be, from and after the time it is first provided to the Placement Agent for such use. The Registration Statement has been declared effective by the Commission on the date hereof. “Applicable Time” means [___ am/pm Eastern Standard Time on _________________, 2015], on the Effective Date or such other time as agreed to by the Company and the Placement Agent.

2.1.2	Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File Number 000-[_________]) providing for the registration under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Placement Shares. The registration of the Placement Shares under the Exchange Act has been declared effective by the Commission on the date hereof.

2.1.3	Registration under the Exchange Act and Stock Exchange Listing. The Placement Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed on the NASDAQ Capital Market (“NASDAQ”), and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Placement Shares under the Exchange Act or delisting the Placement Shares from NASADAQ, nor has the Company received any notification that the Commission or NASDAQ is contemplating terminating such registration or listing except as described in the Registration Statement and Prospectus.

2.2	No Stop Orders, etc. Neither the Commission nor, to the best of the Company’s knowledge, any state regulatory authority has issued any order preventing or suspending the use of the Prospectus or the Registration Statement or has instituted or, to the best of the Company’s knowledge, threatened to institute any proceedings with respect to such an order.

2.3	Disclosures in Registration Statement.

2.3.1	10b-5 Representation. At the respective times the Registration Statement, the Prospectus and any post-effective amendments thereto become effective (and at the Closing Date):

(i)	The Registration Statement, the Prospectus and any post-effective amendments thereto did and will contain all material statements that are required to be stated therein in accordance with the Act and the Regulations, and will in all material respects conform to the requirements of the Act and the Regulations;

(ii)	Neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, on such dates, do or will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The representation and warranty made in this Section 2.3.1(ii) does not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Placement Agent expressly for use in the Registration Statement or Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of the Placement Agent consists solely of the following disclosure contained in the “Placement” section of the Prospectus: the first paragraph under the heading “Pricing of Securities” (the “Placement Agent Information”).

(iii)	Neither: (a) any Issuer General Free Writing Prospectus(es) (as defined below and attached herein as Schedule 2) issued at or prior to the Time of Sale (as defined below) and the Statutory Prospectus (as defined below), all considered together (collectively, the “Time of Sale Disclosure Package”), nor (b) any individual Issuer Limited-Use Free Writing Prospectus(es) (as defined below), when considered together with the Time of Sale Disclosure Package, includes or included as of the Time of Sale, any untrue statement of a material fact or omits or omitted as of the Time of Sale to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement or any Issuer Free Writing Prospectus based upon and in conformity with Placement Agent Information furnished to the Company by the Placement Agent specifically for use therein.

(iv)	Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the Offering or until any earlier date that the Company notified or notifies the Placement Agent as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus relating to the Securities or included, or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has notified or will notify promptly the Placement Agent so that any use of such Issuer Free Writing Prospectus may cease until it is promptly amended or supplemented by the Company, at its own expense, to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with Placement Agent Information furnished to the Company by the Placement Agent specifically for use therein.

(v)	As used herein, the terms set forth below shall have the following meanings:

(a)	“Time of Sale” means __:00 [P.M./A.M.] (Eastern Standard Time) on the date hereof.

(b)	“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Placement Shares that (A) is required to be filed with the Commission by the Company, or (B) is exempt from filing pursuant to Rule 433(d)(5)(i) under the Act because it contains a description of the Placement Shares or of the offering that does not reflect the final terms or pursuant to Rule 433(d)(8)(ii) because it is a “bona fide electronic road show,” as defined in Rule 433 of the Regulations, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

(c)	“Issuer General Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule 3 to this Agreement.

(d)	“Issuer Limited-Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Free Writing Prospectus. The term Issuer Limited-Use Free Writing Prospectus also includes any “bona fide electronic road show,” as defined in Rule 433 of the Regulations, that is made available without restriction pursuant to Rule 433(d)(8)(ii), even though not required to be filed with the Commission.

(e)	“Statutory Prospectus” as of any time means the prospectus that is included in the Registration Statement immediately prior to that time. For purposes of this definition, information contained in a form of prospectus that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430A or 430B of the Regulations shall be considered to be included in the Statutory Prospectus as of the actual time that form of prospectus is filed with the Commission pursuant to Rule 424(b) of the Regulations.

2.3.2	Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus conform to the descriptions thereof contained therein and there are no agreements or other documents required by the Act and the Regulations to be described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Prospectus, or (ii) is material to the Company’s business, including, without limitation, this Agreement, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms, except (x) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, (y) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (z) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought. Except as described in the Registration Statement, none of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the best of the Company’s knowledge, any other party is in material default thereunder and, to the best of the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder. To the best of the Company’s knowledge, performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its assets or businesses, including, without limitation, those relating to environmental laws and regulations.

2.3.3	Prior Securities Transactions. No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company, except as disclosed in the Registration Statement.

2.3.4	Regulations. The disclosures in the Registration Statement concerning the effects of Federal, State, local and all foreign regulation on the Company’s business as currently contemplated are correct in all material respects.

2.4	Changes After Dates in Registration Statement.

2.4.1	No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Time of Sale Disclosure Package, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, or business prospects of the Company; (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.4.2	Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement and the Time of Sale Disclosure Package, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money other than in the ordinary course of business; or (ii) declared or paid any dividend or made any other distribution on or in respect to its capital stock.

2.5	Independent Accountants. To the knowledge of the Company, Friedman LLP (“Friedman”), whose report is filed with the Commission as part of the Registration Statement, are independent registered public accountants as required by the Act and the Regulations. Friedman has not, during the periods covered by the financial statements included in the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act.

2.6	Financial Statements, etc. The financial statements, including the notes thereto and supporting schedules included in the Registration Statement and Prospectus fairly present the financial position and the results of operations of the Company at the dates and for the periods to which they apply; and such financial statements have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods involved except as disclosed therein; and the supporting schedules included in the Registration Statement present fairly the information required to be stated therein. The Registration Statement discloses all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, changes in financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (a) neither the Company nor any of its operating entities listed on Annex 1 hereto (each an “Operating Entity” and together the “Operating Entities”), has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its capital stock; (c) there has not been any change in the capital stock of the Company or any of its Operating Entities or any grants under any stock compensation plan and, (d) there has not been any material adverse change in the Company’s long-term or short-term debt. Since the date of the latest balance sheet presented in the Registration Statement, and the Time of Sale Disclosure Package, neither the Company nor any Operating Entity has incurred or undertaken any liabilities or obligations, whether direct or indirect, liquidated or contingent, matured or unmatured, or entered into any transactions, including any acquisition or disposition of any business or asset, which are material to the Company and the Operating Entities taken as a whole, except for liabilities, obligations and transactions which are disclosed in the Registration Statement and the Prospectus.

2.7	Authorized Capital; Options, etc. The Company had, at the date or dates indicated in the Prospectus, the duly authorized, issued and outstanding capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. Based on the assumptions stated in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted stock capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement and the Prospectus, on the Effective Date and on the Closing Date, there will be no outstanding options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Shares of the Company or any security convertible into Shares of the Company, or any contracts or commitments to issue or sell Shares or any such options, warrants, rights or convertible securities.

2.8	Valid Issuance of Securities, etc.

2.8.1	Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable; the holders thereof have no rights of rescission with respect thereto, and are not subject to personal liability by reason of being such holders; and none of such securities were issued in violation of the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company. The authorized Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. The offers and sales of the outstanding Shares were at all relevant times either registered under the Act and the applicable state securities or Blue Sky laws or, based in part on the representations and warranties of the purchasers of such Shares, exempt from such registration requirements.

2.8.2	Securities Sold Pursuant to this Agreement. The Placement Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability by reason of being such holders; the Placement Shares are not and will not be subject to the preemptive rights of any holders of any security of the Company or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Securities has been duly and validly taken. The Placement Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement.

2.9	Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no holders of any securities of the Company or any rights exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Act or to include any such securities in a registration statement to be filed by the Company.

2.10	Validity and Binding Effect of Agreement. This Agreement has been duly and validly authorized by the Company and, when executed and delivered, will constitute the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

2.11	No Conflicts, etc. The execution, delivery, and performance by the Company of this Agreement, and all ancillary documents, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in a material breach of, or conflict with any of the terms and provisions of, or constitute a material default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any agreement or instrument to which the Company is a party; (ii) result in any violation of the provisions of the Amended Articles of Association of the Company (as the same may be amended from time to time, the “Certificate of Incorporation”), the Memorandum of Association of the Company or the certificate or articles of incorporation, bylaws, certificate of formation, limited liability company agreement, joint venture agreement, partnership agreement or other organizational documents of the Operating Entities; or (iii) violate in any material respect any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or business constituted as of the date hereof.

2.12	No Defaults; Violations. Except as disclosed in the Prospectus, no material default exists in the due performance and observance of any term, covenant or condition of any material license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other material agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject. The Company is not in violation of any term or provision of its Articles of Association, or in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any governmental agency or court, domestic or foreign, having jurisdiction over the Company or any of its properties or businesses.

2.13	Corporate Power; Licenses; Consents.

2.13.1	Conduct of Business. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies that it needs as of the date hereof to conduct its business purpose as described in the Prospectus, except where any failures to possess the same, singularly or in the aggregate, would have a material adverse effect. The disclosures in the Registration Statement concerning the effects of federal, state, local and foreign regulation on this Offering and the Company’s business purpose as currently contemplated are correct in all material respects.

2.13.2	Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement and to carry out the provisions and conditions hereof, and all consents, authorizations, approvals and orders required in connection therewith have been obtained. No consent, authorization or order of, and no filing with, any court, government agency or other body is required for the valid issuance, sale and delivery of the Securities and the consummation of the transactions and agreements contemplated by this Agreement and as contemplated by the Prospectus, except with respect to applicable federal and state securities laws and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.14	D&O Questionnaires. To the Company’s knowledge, all information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers immediately prior to the Offering (the “Insiders”) as well as in the Lock-Up Agreement in the form attached hereto as Exhibit A provided to the Placement Agent is true and correct in all respects and the Company has not become aware of any information which would cause the information disclosed in the questionnaires completed by each Insider to become inaccurate and incorrect.

2.15	Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending or, to the Company’s knowledge, threatened against, or involving the Company or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus or in connection with the Company’s listing application for the listing of the Shares on NASDAQ and which (i) is required to be disclosed in the Registration Statement or the Time of Sale Disclosure Package, (ii) if determined adversely to the Company would, individually or in the aggregate, reasonably be expected to result in a material adverse effect or (iii) would, individually or in the aggregate, reasonably be expected to materially and adversely affect the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder.

2.16	Good Standing. The Company has been duly organized and is validly existing as a corporation and is in good standing under the laws of the British Virgin Islands and, in the case of the Operating Entities, their respective jurisdictions of formation, as of the date hereof, and is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company.

2.17	Transactions Affecting Disclosure to FINRA.

2.17.1	Finder’s Fees. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or any Insider with respect to the sale of the Placement Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Placement Agent’s compensation, as determined by FINRA.

2.17.2	Payments Within Twelve Months. Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person’s raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) to any FINRA member; or (iii) to any person or entity that has any direct or indirect affiliation or association with any FINRA member, within the twelve months prior to the Effective Date, other than advances to cover expenses of the Placement Agent, and payment to the Placement Agent as provided hereunder in connection with the Offering.

2.17.3	Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.17.4	FINRA Affiliation. To the Company’s knowledge, no officer, director or any beneficial owner of the Company’s unregistered securities has any direct or indirect affiliation or association with any FINRA member (as determined in accordance with the rules and regulations of FINRA). The Company will advise the Placement Agent and its counsel if it learns that any officer, director or owner of at least 5% of the Company’s outstanding Shares (or securities convertible into Shares) is or becomes an affiliate or associated person of a FINRA member participating in the Offering.

2.18	Foreign Corrupt Practices Act. Neither the Company nor any of the directors, employees or officers of the Company or any other person acting on behalf of the Company has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any governmental agency or instrumentality of any government (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a material adverse effect on the assets, business or operations of the Company as reflected in any of the financial statements contained in the Prospectus or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.19	Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to you or to your counsel shall be deemed a representation and warranty by the Company to the Placement Agent as to the matters covered thereby.

2.20	Lock-Up Period.

2.20.1	With the exception of such 1,600,000 Shares as are registered for resale simultaneously with this Offering, each of the Company’s officers, directors and the principal shareholders has agreed pursuant to executed Lock-Up Agreement that for a period of six (6) months from the Effective Date (the “Lock-Up Period”), such persons shall not offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, without the consent of the Placement Agent. The Placement Agent may consent to an early release from the Lock-Up Period if, in its opinion, the market for the Shares would not be adversely impacted by sales and in cases of financial emergency of an officer, director or other stockholder. The Company has caused each of the lock-up parties, identified on Schedule 3 attached herein (the “Lock-Up Parties”) to deliver to the Placement Agent the agreements of each of the Lock-Up Parties to the foregoing effect prior to the date that the Company requests that the Commission declare the Registration Statement effective under the Act. The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to the Transfer Agent (as defined below) for the Shares with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement.

2.20.2	Notwithstanding the foregoing, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by Section 2.20 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless the Placement Agent waives such extension.

2.21	Operating Entities. Schedule 4 attached herein sets forth the list of all Operating Entities. All Operating Entities of the Company are duly organized and in good standing under the laws of the place of organization or incorporation, and each such Operating Entity is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of business requires such qualification, except where the failure to qualify would not have a material adverse effect on the assets, business or operations of the Company taken as a whole. The Company’s ownership and/or control of each Operating Entity is as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

2.22	Related Party Transactions. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, Time of Sale Disclosure Package or the Prospectus that have not been described as required.

2.23	Board of Directors. The Board of Directors of the Company is comprised of the persons set forth under the heading of the Prospectus captioned “Management.” The qualifications of the persons serving as board members and the overall composition of the board comply with the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder applicable to the Company and the rules of NASDAQ. At least one member of the Board of Directors of the Company qualifies as a “financial expert” as such term is defined under the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder and the rules of NASDAQ. In addition, at least a majority of the persons serving on the Board of Directors qualify as “independent” as defined under the rules of NASDAQ.

2.24	Sarbanes-Oxley Compliance.

2.24.1	Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that will comply with Rule 13a-15 or 15d-15 of the Exchange Act, and such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.24.2	Compliance. The Company is, or on the Effective Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 applicable to it, and has implemented or will implement such programs and taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all the material provisions of the Sarbanes-Oxley Act of 2002.

2.25	No Investment Company Status. The Company is not and, after giving effect to the Offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

2.26	Labor Disputes. No labor dispute with the employees of the Company or any of its Operating Entities exists or, to the knowledge of the Company, is imminent.

2.27	Intellectual Property. The Company and each of its Operating Entities own or possess or have valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property”) necessary for the conduct of the business of the Company and its Operating Entities as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company or any of its Operating Entities will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property of others. Neither the Company nor any of its Operating Entities has received any notice alleging any such infringement or fee.

2.28	Taxes. Each of the Company and its Operating Entities has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its Operating Entities has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Operating Entity. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Placement Agent, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Operating Entities, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Operating Entities. The term “taxes” mean all federal, state, local, foreign, and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments, or charges of any kind whatever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

2.29	The statistical, industry-related and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree with the sources from which they are derived. The Company has obtained the written consent to the use of such data from such sources to the extent necessary.

2.30	The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of the rules and regulations of NASDAQ and the Board of Directors and/or audit committee has adopted a charter that satisfies the requirements of the rules and regulations of NASDAQ. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of: (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

2.31	Neither the Company nor the Operating Entities has, prior to the date hereof, made any offer or sale of any securities which are required to be “integrated” pursuant to the Act or the Regulations with the offer and sale of the Placement Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Time of Sale Disclosure Package, neither the Company nor the Operating Entities has sold or issued any Shares or any securities convertible into, exercisable or exchangeable for Shares, or other equity securities, or any rights to acquire any Shares or other equity securities of the Company or any of the Operating Entities, during the six-month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than Shares issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Registration Statement and the Time of Sale Disclosure Package.

2.32	No director or officer of the Company is subject to any non-competition agreement or non-solicitation agreement with any employer or prior employer which could materially affect his ability to be and act in his respective capacity of the Company.

2.33	The conditions for use of Form F-1 to register the Offering under the Act, as set forth in the General Instructions to such Form, have been satisfied.

2.34	No relationship, direct or indirect, exists between or among any of the Company or the Operating Entities, on the one hand, and any director, officer, shareholder, customer or supplier of the Company or the Operating Entities, on the other hand, which is required by the Act, the Exchange Act or the Regulations to be described in the Registration Statement or the Prospectus which is not so described as required. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement and the Prospectus. The Company has not, in violation of the Sarbanes-Oxley Act of 2002 directly or indirectly, including through an Operating Entity (other than as permitted for depositary institutions), extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Company.

2.35	The Company and each Operating Entity owns or leases all such properties as are necessary to the conduct of its business as presently operated and as proposed to be operated as described in the Registration Statement and the Prospectus. The Company and the Operating Entities have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such as are described in the Registration Statement and the Time of Sale Disclosure Package or such as do not (individually or in the aggregate) materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company or any of the Operating Entities. Any real property and buildings held under lease or sublease by the Company and the Operating Entities are held by them under valid, subsisting and enforceable leases with such exceptions as are not material to, and do not interfere with, the use made and proposed to be made of such property and buildings by the Company and the Operating Entities. Neither the Company nor any Operating Entity has received any written notice of any claim adverse to its ownership of any real or personal property or of any claim against the continued possession of any real property, whether owned or held under lease or sublease by the Company or any Operating Entity.

2.36	No securities of the Company have been sold by the Company or by or on behalf of, or for the benefit of, any person or persons controlling, controlled by, or under common control with the Company since the date of the Company’s formation, except as disclosed in the Registration Statement.

2.37	The disclosures in the Registration Statement and the Time of Sale Disclosure Package concerning the effects of foreign, federal, state and local regulation on the Company’s business as currently contemplated are correct in all material respects and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

2.38	The Company and each Operating Entity have at all times operated their respective businesses (i) in compliance in all material respects with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance in all material respects with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any environmental law.

2.39	As set forth in the Registration Statement and the Time of Sale Disclosure Package, neither the Company nor any Operating Entity is a party to or subject to any employment contract or arrangement providing for annual future compensation, or the opportunity to earn annual future compensation (whether through fixed salary, bonus, commission, options or otherwise) of more than $120,000 to any officer, consultant, director or employee.

2.40	The Company has not offered, or caused the Placement Agent to offer, the Placement Shares to any Person or entity with the intention of unlawfully influencing: (i) a customer or supplier of the Company or any Operating Entity to alter the customer’s or supplier’s level or type of business with the Company or any Operating Entity or (ii) a journalist or publication to write or publish favorable information about the Company, any Operating Entity or its products or services.

2.41	The Company is in compliance with all applicable U.S., People’s Republic of China (“PRC”) and other foreign laws, rules, regulations, ordinances, directives, judgments, decrees and orders (including, without limitation, all securities and tax laws, rules and regulations of the PRC), except for such non-compliance as would not have a material adverse effect. As of the date hereof and as of the Closing Date, and except as contemplated by this Agreement, neither the Company nor any Operating Entity operates within the United States or any state or territory thereof.

2.42	Each of the Company and Operating Entities, and to the knowledge of the Company, each of its affiliates and any of the respective officers, directors, supervisors, managers, agents or employees of each of the foregoing, has not violated, its participation in the offering will not violate, each of the following laws: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, or any other law, rule or regulation of similar purposes and scope, (b) anti-money laundering laws, including but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, U.S. Currency and Foreign Transactions Reporting Act of 1970, Title 18 US. Code section 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States and/or PRC is a member and with which designation representative of the United States and/or PRC to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder (collectively, the “Money Laundering Laws”) or (c) laws and regulations imposing U.S. economic sanctions measures, including, but not limited to, the International Emergency Economic Powers Act, the Trading with the Enemy Act, the United Nations Participation Act and the Syria Accountability and Lebanese Sovereignty Act, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, including the regulations of the United States Treasury Department set forth under 31 CFR, Subtitle B, Chapter V, as amended, or any orders or licenses issued thereunder. The operations of the Company and the Operating Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Operating Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened, except, in each case, as would not reasonably be expected to cause a material adverse change.

2.43	Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

2.44	None of the Operating Entities is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Operating Entity’s share capital, from repaying to the Company any loans or advances to such Operating Entity from the Company or from transferring any of such Operating Entity’s property or assets to the Company or any other Operating Entity, except as described in the Registration Statement and in or contemplated by the Time of Sale Disclosure Package; except as described in the Time of Sale Disclosure Package and the Registration Statement, any dividends and other distributions declared with respect to after-tax retained earnings on the equity interests of the Operating Entities may under PRC laws and regulations be paid to the Company; and all such dividends and distributions will not be subject to withholding or other taxes under PRC laws and regulations and are otherwise free and clear of any other tax, withholding or deduction in the PRC, and without the necessity of obtaining any governmental authorization in the PRC except as described in the Registration Statement.

2.45	Except as described in the Registration Statement and the Time of Sale Disclosure Package, each of the Company and Operating Entities has taken or is in the process of taking all reasonable steps (to the extent required of the Company and each such Operating Entity under PRC laws and regulations) to comply with, and to ensure compliance by each of (i) its principal stockholders as disclosed in the Registration Statement and the Time of Sale Disclosure Package, and (ii) any other persons known to the Company that are required to comply (in connection with their interests in the Company) with applicable rules and regulations of the relevant PRC governmental agencies (including, without limitation, the Ministry of Commerce, National Development and Reform Commission and the State Administration of Foreign Exchange) relating to overseas investment by PRC residents and citizens or overseas listing by offshore special purpose vehicles controlled directly or indirectly by PRC companies and individuals, such as the Company (the “PRC Overseas Investment and Listing Regulations”), including, without limitation, requesting such persons to complete any registration and other procedures required under applicable PRC Overseas Investment and Listing Regulations.

2.46	It is not necessary that this Agreement, the Registration Statement, the Prospectus or any other document be filed or recorded with any court, regulatory body, administrative agency or other governmental authority in the PRC.

2.47	The entry into, and performance or enforcement of this Agreement in accordance with its terms will not subject the Placement Agent to any requirement to be licensed or otherwise qualified to do business in the PRC, nor will the Placement Agent be deemed to be resident, domiciled, carrying on business through an establishment or place in the PRC or in breach of any laws or regulations in the PRC by reason of entry into, performance or enforcement of this Agreement.

2.48	Each of the Company and each of the Company’s directors that signed the Registration Statement is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce (the “MOFCOM”), the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (the “CSRC”) and the State Administration of Foreign Exchange of the PRC on August 8, 2006 (the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange, and the relevant provisions thereof which purport to require foreign companies acquiring PRC companies to obtain the approval of MOFCOM prior to the acquisition by the foreign company of such PRC company in case the foreign company and the PRC company are affiliated to each other; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; and as of the date of the Prospectus and as of the date of this Agreement, the M&A Rules did not and do not apply to the issuance and sale of the Shares, the listing and trading of the Shares on NASDAQ, the consummation of the transactions contemplated by this Agreement, nor is the CSRC, MOFCOM or other PRC governmental approval required in connection with the above. The Company and the Operating Entities have received all proper and necessary approvals, permits and authorizations from government bodies for its business transactions. Nothing has come to the attention of the Company that would lead it to believe that the CSRC is taking any action to require the Company to seek its approval for the consummation of the transactions contemplated under this Agreement or that would otherwise cause a material adverse change.

2.49	Approval of the shareholders of the Company under the rules and regulations of NASDAQ or other applicable laws and regulations is not required for the Company to issue and deliver the Placement Shares to the Placement Agent.

2.50	The Registration Statement and the Time of Sale Disclosure Package each fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur. As used herein, the phrase “reasonably likely” refers to a disclosure threshold lower than “more likely than not.”

2.51	None of the Company, Operating Entities or any of their respective properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of the PRC, British Virgin Islands, Florida or United States federal law; and, to the extent that the Company, any of the Operating Entities or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and the Operating Entities waive and will waive such right to the extent permitted by law.

2.52	The Company and the Operating Entities carry or are entitled to the benefits of insurance with respect to their assets, properties and operations, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute engaged in the same or similar business in China, and all such insurance is in full force and effect.

2.53	The statements in the Time of Sale Disclosure Package and the Prospectus under the captions “Business – Government Regulation,” “Certain Relationships and Related Transactions,” “Shares Eligible for Future Sale,” “Taxation” and “Placement” insofar as such statements purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

2.54	The statements in the Time of Sale Disclosure Package under the caption “Description of Capital Stock” insofar as such statements purport to summarize the terms of the Securities are accurate, complete and fair.

2.55	No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in either the Time of Sale Disclosure Package has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.56	(i) At the time of filing the Registration Statement, and (ii) at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Regulations, including (but not limited to) the Company or any of the Operating Entities in the preceding three (3) years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 of the Regulations.

2.57	The Company does not expect to be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder for the year ending December 31, 2014, and has no plan or intention to conduct its business in a manner that would be reasonably expected to result in the Company becoming a PFIC in the future under current laws and regulations.

2.58	The minute books of the Company and each of the Operating Entities have been made available to the Placement Agent and its counsel, and such books (i) contain a complete summary of all meetings and actions of the board of directors (including each board committee) and shareholders of the Company (or analogous governing bodies and interest holders, as applicable), and each of the Operating Entities since the time of its respective incorporation or organization through the date of the latest meeting and action, and (ii) accurately in all material respects reflect all transactions referred to in such minutes.

3.	Representations and Warranties of the Selling Stockholder. Each Selling Stockholder represents and warrants to the Placement Agent as of the Applicable Time, as of the Closing Date, as follows:

3.1	Deposit of Shares. Such Selling Stockholder has caused certificates for the number of Placement Shares to be sold by such Selling Stockholder hereunder to be delivered to VStock Transfer LLC (the “Custodian”), endorsed in blank or with blank stock powers duly executed, with a signature appropriately guaranteed, such certificates to be held in custody by the Custodian for delivery, pursuant to the provisions of this Agreement and a Custody Agreement relating to the deposit of the Placement Shares to be sold by such Selling Stockholder among the Custodian and the Selling Stockholders (the “Custody Agreement”).

3.2	Grant of Power of Attorney. Such Selling Stockholder has granted an irrevocable power of attorney to certain individuals as such Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”).

3.3	Custody Agreement and Power of Attorney. The execution and delivery by such Selling Stockholder of, and the performance by such Selling Stockholder of its obligations under, this Agreement, the Custody Agreement and the Power of Attorney will not contravene any provision of (i) the certificate of incorporation, by-laws or similar organizational documents of such Selling Stockholder, as applicable, (ii) any agreement or other instrument binding upon such Selling Stockholder or (iii) any applicable law, judgment, order or decree of any governmental body, agency or court having jurisdiction over such Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of such Selling Stockholder, except such as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Placement Shares and except, in the case of clauses (ii) and (iii) above, as would not have a material adverse effect on such Selling Stockholder.

3.4	Validity and Binding Effect of Agreements. This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Stockholder. The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by such Selling Stockholder and are valid and binding agreements of such Selling Stockholder.

3.5	Title to Shares. The Selling Stockholder has, and immediately prior to the Closing Date the Selling Stockholder will have, good and valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Placement Shares to be sold by the Selling Stockholder hereunder on such date, free and clear of all liens, security interests, encumbrances, equities or claims of any kind, other than pursuant to this Agreement; upon payment for the Placement Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such shares, as directed by the Placement Agent, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”) (unless delivery of such shares is unnecessary because such shares are already in possession of Cede or such nominee), registration of such shares in the name of Cede or such other nominee (unless registration of such shares is unnecessary because such shares are already registered in the name of Cede or such nominee), and the crediting of such shares on the books of DTC to securities account(s) of the Placement Agent (assuming that neither DTC nor any such Placement Agent has notice of any “adverse claim,” within the meaning of Section 8-105 of the New York Uniform Commercial Code (the “UCC”) to such shares), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC and will acquire its interest in the shares (including without limitation, all rights that such Selling Stockholder had or has the power to transfer in such shares) free and clear of any “adverse claim” within in the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Placement Agent will acquire a valid security entitlement in respect of such shares and (C) no action based on any “adverse claim” within the meaning of Section 8-102 of the UCC to such shares may be asserted against the Placement Agent with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery (if necessary) and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with the Company’s charter, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the Placement Agent on the records of DTC will have been made pursuant to the UCC.

3.6	Authority; No Conflict. Such Selling Stockholder has full right, power and authority to enter into this Agreement; the execution, delivery and performance of this Agreement by such Selling Stockholder, the consummation by such Selling Stockholder of the transactions contemplated hereby and the compliance by such Selling Stockholder with its obligations hereunder do not and will not (with or without notice or lapse of time or both) conflict with or result in a breach or violation of any of the terms or provisions of, constitute a default under, or give rise to the creation or imposition of any lien, encumbrance, security interest, claim or charge upon the Placement Shares to be sold by such Selling Stockholder hereunder or any other property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, nor will such actions result in any violation of any law, statute, rule, regulation, judgment, order or decree of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Selling Stockholder or any property or assets of the Selling Stockholder that would impair in any material respect the ability of such Selling Stockholder to perform its obligations under this Agreement or to consummate any transactions contemplated by this Agreement; and, except for the registration of the Placement Shares under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Placement Shares by the Placement Agent, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental or non-governmental agency or body is required for the execution, delivery and performance of this Agreement by such Selling Stockholder, and the consummation by such Selling Stockholder of the transactions contemplated hereby.

3.7	Termination by Operation of Law. The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law (whether by death or incapacity of any individual Selling Stockholder or, in the case of an estate or trust Selling Stockholder, by the death or incapacity of any executor or trustee thereof or the termination of such trust or estate, or in the case of a partnership or corporation Selling Stockholder, by the dissolution or liquidation of such partnership or corporation, or by the occurrence of any other event); and if any individual Selling Stockholder or trustee or executor of any estate or trust Selling Stockholder should die or become incapacitated, if any estate or trust Selling Stockholder should be terminated, if any partnership or corporation Selling Stockholder should be dissolved or liquidated or if any other event should occur before the delivery of the Stock to the Placement Agent hereunder, certificates for the Stock to be sold by such Selling Stockholder shall be delivered on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement

3.8	Selling Stockholder Information. All information relating to such Selling Stockholder furnished by or on behalf of such Selling Stockholder in writing expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto, as the case may be, is as of the Applicable Time and at the Closing Date, true, correct, and complete in all material respects, and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made, not misleading; and, such Selling Stockholder confirms as accurate the number of shares of Placement Shares set forth opposite such Selling Stockholder’s name in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto under the caption “Selling Stockholders” (both prior to and after giving effect to the sale of the Placement Shares.

3.9	No Non-Public Information. Such Selling Stockholder is not prompted to sell its Placement Shares pursuant to this Agreement by any material information concerning the Company that has not been publicly disclosed.

3.10	Stabilization or Manipulation of Share Price. Such Selling Stockholder has not taken, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Placement Shares in violation of the Securities Act or Exchange Act.

3.11	No Influence. Neither such Selling Stockholder nor, to the knowledge of such Selling Stockholder, any other person affiliated or associated with or acting on behalf of such Selling Stockholder (including, without limitation, any director, officer, agent or employee of such Selling Stockholder) has offered or caused the Placement Agent to offer any of the Placement Shares to any individual or entity with the specific intent to unlawfully influence: (i) a customer or supplier of the Company or such Selling Stockholder to alter the customer’s or supplier’s level or type of business with the Company or such Selling Stockholder or (ii) a journalist or publication to write or publish favorable information about such Selling Stockholder, the Company or its products and services.

3.12	FINRA Affiliation. Neither the Selling Stockholder nor any of its affiliates (within the meaning of FINRA Rule 5121(f)(1)) directly or indirectly controls, is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(ee) of the By-laws of FINRA) of, any member firm of FINRA, other than as described on the FINRA Questionnaire previously completed and executed by such Selling Stockholder, a copy of which has been provided to the Placement Agent. Any certificate signed by or on behalf of a Selling Stockholder and delivered to the Placement Agent or its counsel shall be deemed to be a representation and warranty by such Selling Stockholder to the Placement Agent as to the matters covered thereby.

4.	Representations and Warranties of Placement Agent. You represent and warrant to the Company that:

4.1	You are a member, in good standing, of the Financial Industry Regulatory Authority (“FINRA”), and are duly registered as a broker-dealer under the 1934 Act, and under the laws of each state in which you propose to offer the Placement Shares, except where such registration would not be required by law.

4.2	This Agreement when accepted and approved will be duly authorized, executed and delivered by you and is a valid and binding agreement of you, enforceable in accordance with its terms, except to the extent that enforceability may be limited by (i) bankruptcy, insolvency, moratorium, liquidation, reorganization, or similar laws affecting creditors’ rights generally, regardless of whether such enforceability is considered in equity or at law, (ii) general equity principles, and (iii) limitations imposed by federal and state securities laws or the public policy underlying such laws regarding the enforceability of indemnification or contribution provisions.

4.3	The consummation of the transactions contemplated by the Prospectus relating to the Offering will not violate or constitute a breach of, or default under, your Memorandum or Articles of Association, or any material instrument, agreement, or indenture to which you are a party, or violate any order applicable to you of any federal or state regulatory body or administrative agency having jurisdiction over you or your property.

5.	Sale of Shares.

5.1	Exclusive Agency. The Company hereby appoints you as its exclusive agent to offer for sale, and hereby agrees to sell during the Offering Period (as defined in Section 4.(c)), 3,200,000 Shares and on the basis of the representations and warranties herein contained but subject to the terms and conditions herein set forth, you accept such appointment and agree to use your best efforts as agent to offer the Shares for sale for the account of the Company, on a cash basis only at an anticipated offering price of between U.S. $4.00 and U.S. $6.00 per Share. During the Offering Period (as defined below), the Company will not sell or agree to sell any debt or equity securities otherwise than through you. Subject to your commitment to sell the Shares on a “best efforts, all or none” basis as provided herein, nothing in this Agreement shall prevent you from entering into an agency agreement, underwriting or placement agreement, or other similar agreement governing the offer and sale of securities with any other issuer of securities, and nothing contained herein shall be construed in any way as precluding or restricting your right to sell or offer for sale securities issued by any other person, including securities similar to, or competing with, the Placement Shares. It is understood between the parties that there is no firm commitment by you to purchase any or all of the Shares.

5.2	Obligation to Offer Shares. Your obligation to offer the Shares is subject to receipt by you of written advice from the Commission that the Registration Statement is effective, is subject to the Shares being qualified for offering under applicable laws in the states as may be reasonably designated by you, is subject to the absence of any prohibitory action by any governmental body, agency, or official, and is subject to the terms and conditions contained in this Agreement and in the Registration Statement.

5.3	Offering Termination Date. The “Offering Period” shall commence on the day that the Prospectus is first made available to prospective investors in connection with the Offering and shall continue until the “Offering Termination Date,” which shall be the earliest of (i) the date the Placement Shares (3,200,000) offered have been sold or (ii) such other date mutually agreeable to the parties hereto. The Company and you agree that unless Placement Shares (3,200,000) offered are sold on or before the Offering Termination Date, all proceeds that have been paid for the Placement Shares will be returned to the purchasers.

5.4	Escrow Agent. Prior to the sale of all of the Placement Shares, all funds received from purchasers of the Placement Shares shall be placed in an escrow account (the “Escrow Account”) with the Escrow Agent by noon of the next business day following receipt thereof, pursuant to the Escrow Agreement, the form of which is attached as an exhibit to the Registration Statement, and all payments of, from or on account of such funds shall be made pursuant to the Escrow Agreement. In the event that the Placement Shares are not sold on or before the Offering Termination Date, all funds then held in the Escrow Account shall be returned promptly to the respective purchasers as provided in the Escrow Agreement.

5.5	Compensation and Expense. In consideration for your execution of this Agreement and for the performance of your obligations hereunder, the Company agrees to pay you as follows:

5.5.1	Compensation. The Company hereby agrees to pay you, by wire transfer of immediately available funds on the Closing Date, if any, a Selling Commission computed at the rate of five percent (5.0%) of the gross proceeds of the Shares placed in the offering; and

5.5.2	General Expenses Related to the Offering. Subject to Section 5.5.3 of this Agreement, the Company hereby agrees to pay on the Closing Date, all expenses incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (i) all filing fees and communication expenses relating to the registration of the Shares to be sold in the Offering with the Commission and the filing of the offering materials with FINRA; (ii) all fees and expenses relating to the listing of such Shares on the NASDAQ Capital Market; (iii) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (iv) all fees, expenses and disbursements relating to the registration or qualification of such Shares under the “blue sky” securities laws of such states and other jurisdictions as the Placement Agent may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Placement Agent’s counsel, it being agreed that if the Offering is commenced on a national securities exchange the Company will make a payment of $0 to such counsel at the closing of the Offering, or if the Offering is commenced on a quotation system (such as the Over-the-Counter Bulletin Board or OTC Markets) the Company will make a payment of $10,000 to such counsel upon commencement of “blue sky” work by such counsel and an additional $5,000 at closing of the Offering); (v) the costs of all mailing and printing of the placement documents (including the Agreement, and, if appropriate, any blue sky surveys, etc.), Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Placement Agent may reasonably deem necessary; (vi) the costs of preparing, printing and delivering certificates representing such Shares; fees and expenses of the transfer agent for such Shares; (vii) stock transfer taxes, if any, payable upon the transfer of securities from the Company to the Placement Agent; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of the Company’s legal counsel and other agents and representatives; and (ix) the costs associated with commemorative Lucite tombstones in such quantities as the Placement Agent may reasonably request, not to exceed $5,000. In addition, the Company agrees to be responsible for the legal fees of counsel to the Placement Agent, provided, however, that such fees shall not exceed $75,000. The Company has also paid $30,000 retainer to you for out-of-pocket-accountable expenses, including those set forth above.

5.5.3	Corporate Finance Fee. The Company further agrees that, on the Closing Date it will pay to the Placement Agent, by deduction from the proceeds of the Offering, a corporate finance fee allowance equal to one point two five percent (1.25%) of the gross proceeds received by the Company from the sale of the Placement Shares.

5.5.4	Finder’s Fees. Except as set forth in the Registration Statement or Prospectus, neither you nor the Company, directly or indirectly, shall pay or award any finder’s fee, commission, or other compensation to any person engaged by a potential purchaser for investment advice as an inducement to such advisor to advise the purchase of the Shares or for any other purpose.

5.6	Delivery of Share Certificates. Delivery of the certificates (in form and substance satisfactory to the Placement Agent) representing the Total Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Placement Agent, on such date as the Placement Agent may request (the “Date of Delivery”). The certificates representing the Shares shall be in such denominations and registered in such names as you may request in writing at least three full business days before the Date of Delivery. The certificates representing the Placement Shares will be made available for examination and packaging at the offices of the Placement Agent or at such other place as shall be agreed upon by the Company and you, not later than at least two (2) full business days prior to each Date of Delivery.

5.7	Indemnity Escrow Agreement. At the closing of the Offering, an amount equal to $500,000 from the offering proceeds shall be placed into a non-interest bearing escrow account to be determined, for the purpose of indemnification under Section 8 by the Company and the Selling Shareholders, for a period of two (2) years from the closing of the Offering. Disbursement of such escrow funds shall be determined by an independent third-party trustee, to be chosen by mutual consent of the Company, Selling Shareholders and Placement Agent.

6.	Covenants.

6.1	Covenants of the Company. The Company covenants with you as follows:

6.1.1	Amendments to Registration Statement. The Company will deliver to the Placement Agent, prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Placement Agent shall reasonably object in writing.

6.1.2	Federal Securities Laws.

(i)	Compliance. During the time when a Prospectus is required to be delivered under the Act, the Company will use its best efforts to comply with all requirements imposed upon it by the Act, the Regulations and the Exchange Act and by the regulations under the Exchange Act, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Placement Shares in accordance with the provisions hereof and the Prospectus. If at any time when a Prospectus relating to the Placement Shares is required to be delivered under the Act, any event shall have occurred as a result of which, in the opinion of counsel for the Company or counsel for the Placement Agent, the Prospectus, as then amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will notify the Placement Agent promptly and prepare and file with the Commission, subject to Section 6.1 hereof, an appropriate amendment or supplement in accordance with Section 10 of the Act.

(ii)	Filing of Final Prospectus. The Company will file the Prospectus (in form and substance satisfactory to the Placement Agent) with the Commission pursuant to the requirements of Rule 424 of the Regulations.

(iii)	Exchange Act Registration. For a period of three years from the Effective Date, the Company will use its best efforts to maintain the registration of the Shares under the Exchange Act. Within such period, the Company will not deregister the Shares under the Exchange Act without the prior written consent of the Placement Agent.

(iv)	Free Writing Prospectuses. The Company represents and agrees that it has not made and will not make any offer relating to the Placement Shares that would constitute an Issuer Free Writing Prospectus, as defined in Rule 433 of the Regulations, without the prior consent of the Placement Agent. The Company represents that it will treat each Issuer Free Writing Prospectus as an “issuer free writing prospectus” as defined in Rule 433, and has complied and will comply with the applicable requirements of Rule 433, including timely Commission filing where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify the Placement Agent and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

6.1.3	Delivery to the Placement Agent of Prospectuses. The Company will deliver to the Placement Agent, without charge, from time to time during the period when the Prospectus is required to be delivered under the Act or the Exchange Act (the “Prospectus Delivery Period”), such number of copies of each Prospectus as such Placement Agent may reasonably request and, as soon as the Registration Statement or any amendment or supplement thereto becomes effective, deliver to you two original executed Registration Statements, including exhibits, and all post-effective amendments thereto and copies of all exhibits filed therewith or incorporated therein by reference and all original executed consents of certified experts.

6.1.4	Effectiveness and Events Requiring Notice to the Placement Agent. The Company will use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months from the Applicable Time and will notify the Placement Agent immediately and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Securities for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or requests for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 6.1.4 hereof that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company will make every reasonable effort to obtain promptly the lifting of such order.

6.1.5	Review of Financial Statements. For a period of five (5) years from the Effective Date, the Company, at its expense, shall cause its regularly engaged independent certified public accountants to review (but not audit) the Company’s financial statements for such interim periods as the Company is required to furnish reports.

6.1.6	Secondary Market Trading and Standard & Poor’s. If the Company fails to maintain the listing of the Placement Shares on NASDAQ or another nationally recognized exchange, for a period of three (3) years from the effective date of the Registration Statement, the Company will apply to be included in Standard & Poor’s Daily News and Corporation Records Corporate Descriptions for a period of five (5) years immediately thereafter.

6.1.7	Financial Public Relations Firm. As of the Effective Date, the Company shall have retained a financial public relations firm reasonably acceptable to the Placement Agent and the Company, which firm will be experienced in assisting issuers in public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Placement Agent for a period of not less than two (2) years after the Effective Date.

6.1.8	Reports to the Placement Agent.

(i)	Periodic Reports, etc. For a period of three (3) years from the Effective Date, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Placement Agent: (i) a copy of each periodic report the Company shall be required to file with the Commission; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Form 6-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Act; (v) such additional documents and information with respect to the Company and the affairs of any future Operating Entities of the Company as the Placement Agent may from time to time reasonably request; provided the Placement Agent shall sign, if requested by the Company, a Regulation FD compliant confidentiality agreement which is reasonably acceptable to the Placement Agent and its counsel in connection with the Placement Agent’s receipt of such information. Documents filed with the Commission pursuant to its EDGAR system shall be deemed to have been delivered to the Placement Agent pursuant to this Section, and delivery to the Placement Agent under this section may occur simultaneously with such filing with the Commission.

6.1.9	Transfer Sheets. For a period of three (3) years from the Effective Date, the Company shall retain a transfer agent and registrar acceptable to the Placement Agent (the “Transfer Agent”). VStock Transfer, LLC is acceptable to the Placement Agent to act as Transfer Agent for the Company’s Shares.

6.1.10	Application of Net Proceeds. The Company will apply the net proceeds from the Offering received by it in a manner consistent with the application described under the caption “Use Of Proceeds” in the Prospectus.

6.1.11	Delivery of Earnings Statements to Security Holders. The Company will make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth full calendar month following the Effective Date, an earnings statement (which need not be certified by independent public or independent certified public accountants unless required by the Act or the Rules and Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Act) covering a period of at least twelve consecutive months. The parties agree that the filing with the SEC of the Company’s annual report on Form 20-F for the year ended December 31, 2014 and current report on Form 6-K including financial statements for the period ending June 30, 2015 shall satisfy this requirement.

6.1.12	Stabilization. Neither the Company, nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Placement Agent) has taken or will take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.1.13	Internal Controls. The Company will maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.1.14	Accountants. As of the Effective Date, the Company shall retain an independent public accountant reasonably acceptable to the Placement Agent, and the Company shall continue to retain a nationally recognized independent certified public accounting firm for a period of at least three (3) years after the Effective Date. The Placement Agent acknowledges that Friedman LLP is acceptable to the Placement Agent.

6.1.15	FINRA. The Company shall advise the Placement Agent (who shall make an appropriate filing with FINRA) if it is aware that any 5% or greater shareholder of the Company becomes an affiliate or associated person of an FINRA member participating in the distribution of the Placement Shares.

6.1.16	No Fiduciary Duties. The Company acknowledges and agrees that the Placement Agent’s responsibility to the Company is solely contractual in nature and that none of the Placement Agent or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

7.	Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent to purchase and pay for the Placement Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company and the Selling Stockholders as of the date hereof and as of the Closing Date; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company and the Selling Stockholders of its obligations hereunder and (iv) the following conditions:

7.1	Regulatory Matters.

7.1.1	Effectiveness of Registration Statement. The Registration Statement shall have become effective not later than 5:00 P.M., Eastern Standard Time, on the date of this Agreement or such later date and time as shall be consented to in writing by you, and, at the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or contemplated by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of Placement Agent counsel.

7.1.2	FINRA Clearance. By the Effective Date, the Placement Agent shall have received clearance from FINRA as to the amount of compensation allowable or payable to the Placement Agent as described in the Registration Statement.

7.1.3	NASDAQ Clearance. On the Closing Date, the Company’s Shares, including the Placement Shares, shall have been approved for listing on NASDAQ.

7.1.4	Free Writing Prospectuses. The Placement Agent covenants with the Company that the Placement Agent will not use, authorize the use of, refer to, or participate in the planning for the use of a “free writing prospectus” as defined in Rule 405 under the Act, which term includes use of any written information furnished by the Commission to the Company and not incorporated by reference into the Registration Statement, without the prior written consent of the Company. Any such free writing prospectus consented to by the Company is hereinafter referred to as an “Placement Agent Free Writing Prospectus.”

7.2	Company Counsel Matters.

7.2.1	Opinion of U.S. Counsel. On the Closing Date, the Placement Agent shall have received the favorable opinion of Kaufman & Canoles, P.C., the United States counsel to the Company (“Company Counsel”), dated the Closing Date, addressed to the Placement Agent, in the form attached hereto as Exhibit B.

7.2.2	Opinion of PRC Counsel. On the Closing Date, the Placement Agent shall have received the favorable opinion of Deheng Law Offices, PRC counsel to the Company, reasonably acceptable to the Placement Agent, related to, among other things, the descriptions of laws of the Placement Agent and the organization of the Company’s PRC affiliates and ownership structure, dated the Closing Date and addressed to the Company .

7.2.3	Reliance. In rendering such opinions, such counsel may rely: (i) as to matters involving the application of laws other than the laws of the United States and jurisdictions in which they are admitted, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to the Placement Agent) of other counsel reasonably acceptable to the Placement Agent, familiar with the applicable laws; and (ii) as to matters of fact, to the extent they deem proper, on certificates or other written statements of officers of the Company and officers of departments of various jurisdiction having custody of documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to Placement Agent’s counsel if requested. The opinions of Company Counsel and any opinion relied upon by Company Counsel shall include a statement to the effect that it may be relied upon by counsel for the Placement Agent in its opinion delivered to the Placement Agent.

7.2.4	Comfort Letter. At the time this Agreement is executed, and at the Closing Date, you shall have received a comfort letter, addressed to the Placement Agent and in form and substance satisfactory in all respects to you and to your counsel from Friedman dated, respectively, as of the date of this Agreement and as of the Closing Date.

7.2.5	Officers’ Certificates.

(i)	Officers’ Certificate. At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Date, to the effect that the Company has performed all covenants and complied with all conditions required by this Agreement to be performed or complied with by the Company prior to and as of the Closing Date, and that the conditions set forth in Section 7.2.7 hereof have been satisfied as of such date and that, as of the Closing Date, the representations and warranties of the Company set forth in Section 2 hereof are true and correct. In addition, the Placement Agent will have received such other and further certificates of officers of the Company as the Placement Agent may reasonably request.

(ii)	Secretary’s Certificate. At the Closing Date, the Placement Agent shall have received a certificate of the Company signed by the Secretary or Assistant Secretary of the Company, dated the Closing Date, certifying: (i) that the Articles and Memorandum of Association are true and complete, have not been modified and are in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the public offering contemplated by this Agreement are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

7.2.6	Selling Stockholder Certificates. Each Selling Stockholder shall have furnished to the Placement Agent on the Closing Date a certificate, dated the such date, signed by, or on behalf of, such Selling Stockholder stating that the representations, warranties and agreements of such Selling Stockholder contained herein are true and correct as of the Closing Date and that such Selling Stockholder has complied with all agreements contained herein to be performed by such Selling Stockholder at or prior to the Closing Date.

7.2.7	No Material Changes. Prior to and on the Closing Date: (i) there shall have been no material adverse change or development involving a prospective material adverse change in the condition or prospects or the business activities, financial or otherwise, of the Company from the latest dates as of which such condition is set forth in the Registration Statement and Prospectus; (ii) no action suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may materially adversely affect the business, operations, prospects or financial condition or income of the Company, except as set forth in the Registration Statement and Prospectus; (iii) no stop order shall have been issued under the Act and no proceedings therefore shall have been initiated or threatened by the Commission; and (iv) the Registration Statement and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Act and the Regulations and shall conform in all material respects to the requirements of the Act and the Regulations, and neither the Registration Statement nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

7.2.8	Delivery of Agreements. On the Effective Date, the Company shall have delivered to the Placement Agent executed copies of this Agreement and the Lock-Up Agreement.

8.	Indemnification and Contribution.

8.1	Indemnification by the Company. The Company will indemnify and hold you harmless against any losses, claims, damages, or liabilities, joint or several, to which you may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any representation, warranty or covenant of the Company herein contained or any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse you for any legal or other expenses reasonably incurred by you in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by you expressly for use therein; provided further, that the indemnity agreement contained in Section 8.(a) with respect to any Preliminary Prospectus shall not inure to your benefit if you failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act or the Rules and Regulations and if the Prospectus would have cured any untrue statement or alleged untrue statement or omission or alleged omission giving rise to such loss, claim, damage, or liability. In addition to its other obligations under this Section 8.(a), the Company agrees that, as an interim measure during the pendency of any such claim, action, investigation, inquiry, or other proceeding arising out of or based upon any statement or omission, or any alleged statement or omission, it will reimburse you on a monthly basis for all reasonable legal and other expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry, or other proceeding, notwithstanding the absence of a judicial determination as to the propriety and enforceability of the Company’s obligation to reimburse you for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. Any such interim reimbursement payments that are not made to you within thirty (30) days of a request for reimbursement shall bear interest at the prime rate (or reference rate or other commercial lending rate for borrowers of the highest credit standing) published from time to time by The Wall Street Journal (the “Prime Rate”) from the date of such request. This indemnity agreement shall be in addition to any liabilities that the Company may otherwise have. For purposes of this Section 8, the information set forth in the last paragraph on the front cover page (insofar as such information relates to you) and under “Placement” in any Preliminary Prospectus and in the Prospectus constitutes the only information furnished by you to the Company for inclusion in any Preliminary Prospectus, the Prospectus, or the Registration Statement. The Company will not, without your prior written consent, settle or compromise or consent to the entry of any judgment in any pending or threatened action or claim or related cause of action or portion of such cause of action in respect of which indemnification may be sought hereunder (whether or not you are a party to such action or claim), unless such settlement, compromise, or consent includes an unconditional release of you from all liability arising out of such action or claim (or related cause of action or portion thereof). The indemnity agreement in this Section 8.(a) shall extend upon the same terms and conditions to, and shall inure to the benefit of, each person, if any, who controls you within the meaning of the Act or the Exchange Act to the same extent as such agreement applies to you.

8.2	Indemnification by the Selling Stockholder. Each Selling Stockholder severally, and not jointly, in proportion to the shares of Stock to be sold by such Selling Stockholder shall indemnify and hold harmless the Placement Agent, against any loss, claim, damage, expense or liability whatsoever (or any action, investigation or proceeding in respect thereof), joint or several, to which that Placement Agent may become subject, under the Act or otherwise, insofar as such loss, claim, damage, expense, liability, action, investigation or proceeding arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, any Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, any Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment or supplement thereto or document incorporated by reference therein, a material fact required to be stated therein or necessary to make the statements therein in light of (other than in the case of any Registration Statement) the circumstances under which they are made not misleading but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission relates to such Selling Stockholder and was made in reliance upon and in conformity with, written information furnished to the Company through the Placement Agent by or on behalf of any Placement Agent specifically for inclusion therein, which shall consist of the statements set forth under the caption “Selling Stockholders” in the Registration Statement and Prospectus, or in any amendment or supplement thereto. The liability of each Selling Stockholder under the indemnity agreement contained in this Section 8.2 shall be limited to an amount equal to the proceeds (net of underwriting discounts and concessions, but before deducting other expenses) received by the Selling Stockholder from the sale of the Placement Shares sold by such Selling Stockholder under this Agreement.

8.3	Indemnification by the Placement Agent. Placement Agent agrees to indemnify and hold harmless the Selling Stockholders, the Company, its directors, officers and employees and agents who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the Placement Agent, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions made in any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, written information furnished to the Company with respect to such Placement Agent by or on behalf of the Placement Agent expressly for use in such preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or in any such application. In case any action shall be brought against the Company or any other person so indemnified based on any preliminary prospectus, the Registration Statement or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Placement Agent, such Placement Agent shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the Placement Agent.

8.4	Procedure. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under this Section 8, notify such indemnifying party in writing of the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially adversely prejudiced by such failure; and, provided, further, that the failure to notify an indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action with counsel reasonably satisfactory to the indemnified party (which counsel shall not, except with the written consent of the indemnified party, be counsel to the indemnifying party). After notice from the indemnifying party to the indemnified party of its election to assume the defense of such action, except as provided herein, the indemnifying party shall not be liable to the indemnified party under Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense of such action other than reasonable costs of investigation; provided, however, that any indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense of such action but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be at the expense of such indemnified party unless (i) the employment thereof has been specifically authorized in writing by the Company in the case of a claim for indemnification under 8.1 or the Placement Agent in the case of a claim for indemnification under Section 8.2, (ii) such indemnified party shall have been advised by its counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party has failed to assume the defense of such action and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of the commencement of the action or the indemnifying party does not diligently defend the action after assumption of the defense, in which case, if such indemnified party notifies the indemnifying party in writing that it elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of (or, in the case of a failure to diligently defend the action after assumption of the defense, to continue to defend) such action on behalf of such indemnified party and the indemnifying party shall be responsible for legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action; provided, however, that the indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time any such indemnified party (in addition to any local counsel), which firm shall be designated in writing by the Placement Agent if the indemnified party under this Section 8 is a Placement Agent Indemnified Party or by the Company if an indemnified party under this Section 8 is a Company Indemnified Parties. Subject to this Section 8.3, the amount payable by an indemnifying party under Section 8 shall include, but not be limited to, (x) reasonable legal fees and expenses of counsel to the indemnified party and any other expenses in investigating, or preparing to defend or defending against, or appearing as a third party witness in respect of, or otherwise incurred in connection with, any action, investigation, proceeding or claim, and (y) all amounts paid in settlement of any of the foregoing. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of judgment with respect to any pending or threatened action or any claim whatsoever, in respect of which indemnification or contribution could be sought under this Section 8 (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party in form and substance reasonably satisfactory to such indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party. Subject to the provisions of the following sentence, no indemnifying party shall be liable for settlement of any pending or threatened action or any claim whatsoever that is effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with its written consent, if its consent has been unreasonably withheld or delayed or if there be a judgment for the plaintiff in any such matter, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated herein effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8.5	Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under Section 8.1 or Section 8.2, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid, payable or otherwise incurred by such indemnified party as a result of such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof), as incurred, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and each of the Placement Agent on the other hand from the offering of the Stock, or (ii) if the allocation provided by clause (i) of this Section 8.5 is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) of this Section 8.5 but also the relative fault of the Company and the Selling Stockholders on the one hand and the Placement Agent on the other with respect to the statements, omissions, acts or failures to act which resulted in such loss, claim, damage, expense or liability (or any action, investigation or proceeding in respect thereof) as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Placement Agent on the other with respect to such offering shall be deemed to be in the same proportion as the total proceeds from the offering of the Stock purchased under this Agreement (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discount and commissions received by the Placement Agent in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholders on the one hand and the Placement Agent on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders on the one hand or the Placement Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Placement Agent by or on behalf of any Placement Agent for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Placement Agent Information. The Company, the Selling Stockholders and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 8.5 be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 8.5 shall be deemed to include, for purposes of this Section 8.5, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 8.5, no Placement Agent shall be required to contribute any amount in excess of the total discount and commission received by such Placement Agent in connection with the Offering less the amount of any damages which such Placement Agent has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

9.	Representations and Agreements to Survive. Except as the context otherwise requires, all representations, warranties, covenants and agreements contained in this Agreement shall remain operative and in full force and effect regardless of any investigation made by you, or on your behalf, or by any controlling person, or by or on behalf of the Company, and shall survive until the fifth anniversary of the Offering Termination Date and the termination of this Agreement pursuant to Section 10 hereof.

10.	Termination of Agreement.

10.1	Termination of Agreement. You shall have the right to terminate this Agreement at any time prior to any Closing, (i) if any domestic or international event or act or occurrence has materially disrupted, or in your opinion will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on the New York Stock Exchange, the NASDAQ Global Market or the NASDAQ Capital Market shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government authority having jurisdiction, or (iii) if the United States shall have become involved in a new war or an increase in major hostilities, or (iv) if a banking moratorium has been declared by a New York State or federal authority, or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets, or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Placement Shares, or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder, or (viii) if the Placement Agent shall have become aware after the date hereof of such a material adverse change in the conditions or prospects of the Company, or such adverse material change in general market conditions as in the Placement Agent’s judgment would make it impracticable to proceed with the offering, sale and/or delivery of the securities or to enforce contracts made by the Placement Agent for the sale of the securities. You shall have no liability to the Company pursuant to this Agreement or otherwise as a result of any such termination.

10.2	Result of Termination. If the sale of Placement Shares provided for herein is not consummated by March 1, 2015 due to any reason, then in addition to its obligations with respect to expenses, the Company will reimburse you on demand for all your reasonable out-of-pocket expenses (including the fees and expenses of your counsel), including disbursements reasonably incurred by you in reviewing the Registration Statement and the Prospectus, and in investigating and making preparations for the marketing of the Shares up to a maximum of $150,000, and neither party shall have any additional liability to the other except for such liabilities, if any, as may exist or thereafter arise under Section 8

11.	Notices.

11.1	All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or faxed and confirmed or if mailed, two days after such mailing.

If to the Placement Agent:

ViewTrade Securities, Inc.

7280 W Palmetto Park Rd

Suite 310

Boca Raton, FL 33433

Attn: Douglas K. Aguililla

Copy to:

Szaferman Lakind Blumstein & Blader, PC

101 Grovers Mill Road

Second Floor

Lawrenceville, NJ 08648

Attn: Gregg E. Jaclin, Esq.

If to the Company:

To the addresses set forth in the Registration Statement for the Company and its counsel.

If to any Selling Stockholder, notice shall be delivered or sent by mail, telex, facsimile transmission or email to such Selling Stockholder at the address set forth on Exhibit A hereto;

11.2	Time of Notices. Notice shall be deemed to be given by you to the Company or by the Company to you when it is sent by overnight courier, hand-delivered, telecopied or emailed as provided in Section 11.1.

12.	Governing Law, Construction, and Time. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to conflict of laws principles thereof. The Company and each Selling Stockholder hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the State of New York, or in the United States District Court for the State of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and each Selling Stockholder hereby waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company or any Selling Stockholder may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 11.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and each Selling Stockholder agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefore. THE COMPANY (ON BEHALF OF ITSELF AND THE OPERATING ENTITIES AND, TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THEIR RESPECTIVE EQUITY HOLDERS AND CREDITORS), EACH OF THE SELLING STOCKHOLDERS AND EACH OF THE PLACEMENT AGENT HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED UPON, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, THE REGISTRATION STATEMENT AND THE PROSPECTUS.

13.	Description Headings. The descriptive headings of the several sections and paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

14.	Counterparts. This Agreement may be executed in one or more counterparts, and if executed in more than one counterpart, the executed counterparts shall together constitute a single instrument.

15.	Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

16.	Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

17.	Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Placement Agent, the Company, the Selling Stockholders and the controlling persons, directors and officers of the Company, and their respective successors, legal representatives and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Placement Agent.

If the foregoing correctly sets forth the understanding between you and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us.

Very truly yours,

Tantech Holdings, Ltd.

By:	/s/ Zhengyu Wang
Name:	Zhengyu Wang
Title:	Chief Executive Officer

Confirmed and accepted as of the date first above written:

ViewTrade Securities, Inc.

By:	/s/ Douglas Aguililla
Name:	Douglas Aguililla
Title:	Director, Investment Banking

SCHEDULE 1

Selling Stockholders

Selling Stockholders	Number of Placement Shares to be Sold by the Selling Stockholders

Tanbsok Group Ltd.	1,600,000

TOTAL	1,600,000

SCHEDULE 2

Issuer General Free Writing Prospectuses

None

SCHEDULE 3

Lock-Up Parties

Yefang Zhang

Zhengyu Wang

Tanbsok Group Ltd.

SCHEDULE 4

Operating Entities

Zhejiang Tantech Bamboo Charcoal Co., Ltd.

Zhejiang Tantech Energy Technology Co., Ltd.

Zhejiang Tantech Bamboo Technology Co., Ltd.

For complete organizational structure, please see below.

EXHIBIT A

Lock-Up Agreement

[__________], 2015

ViewTrade Securities, Inc.

7280 W Palmetto Park Rd

Suite 310

Boca Raton, FL 33433

Ladies and Gentlemen:

The undersigned understands that ViewTrade Securities, Inc. (the “Placement Agent”) proposes to enter into a Placement Agreement (the “Placement Agreement”) with Tantech Holdings Ltd., a British Virgin Islands corporation (the “Company”), providing for the public offering (the “Public Offering”) by the Placement Agent of [_____] shares of common stock (“Placement Shares”), par value $_____ per share, of the Company on a “best-effort and all-or-none” basis.  For purposes of this letter agreement, “Shares” shall mean shares of the Company’s common stock.

To induce the Placement Agent to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of the Placement Agent, it will not, during the period commencing on the date hereof and ending on [ENTER DATE THAT IS 6 MONTHS AFTER COMMENCEMENT] after the date of the final prospectus (the “Prospectus”) relating to the Public Offering (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares or such other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned may transfer Shares without the prior consent of the Placement Agent in connection with (a) transactions relating to Shares or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Shares or other securities acquired in such open market transactions, (b) transfers of Shares or any security convertible into Shares as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member; provided that in the case of any transfer or distribution pursuant to clause (b), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Shares, shall be required or shall be voluntarily made during the Lock-up Period, (c) transfer of Shares to a charity or educational institution, or (d) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Shares to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be, if, in any such case, such transfer is not for value.

In addition, the undersigned agrees that during the Lock-Up Period, without the prior written consent of the Placement Agent, it will not make any demand for or exercise any right with respect to the registration of any Shares or any security convertible into or exercisable or exchangeable for Shares.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Shares except in compliance with this Agreement.

If (i) the Company issues an earnings release or material news, during the last 17 days of the Lock-Up Period, or (ii) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release, unless the Placement Agent waive such extension.

No provision in this agreement shall be deemed to restrict or prohibit the exercise or exchange by the undersigned of any option or warrant to acquire Shares, or securities exchangeable or exercisable for or convertible into Shares, provided that the undersigned does not transfer the Shares acquired on such exercise or exchange during the Lock-Up Period, unless otherwise permitted pursuant to the terms of this letter agreement.  In addition, no provision herein shall be deemed to restrict or prohibit the entry into or modification of a so-called “10b5-1” plan at any time (other than the entry into or modification of such a plan in such a manner as to cause the sale of any Shares or any securities convertible into or exercisable or exchangeable for Shares within the Lock-Up Period).

The undersigned understands that the Company and the Placement Agent are relying upon this letter agreement in proceeding toward consummation of the Public Offering.  The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned understands that if the Placement Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder this agreement shall be void and of no further force or effect.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions.  Any Public Offering will only be made pursuant to a Placement Agreement, the terms of which are subject to negotiation between the Company and the Placement Agent.

Very truly yours,

(Name):

(Address)

EXHIBIT B

Form of Legal Opinion

1.	The Company has been duly incorporated and is validly existing as a corporation and is in good standing under the laws of its jurisdiction of incorporation or organization. The Company has all power and authority to own its properties and conduct its business as currently being carried on and as described in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus.

2.	The Company is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where any failure so to register or qualify does not have, singularly or in the aggregate, a material adverse effect.

3.	The Company has obtained all government permits necessary to conduct its business as presently conducted and in the manner and on the terms described in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus, except where any failures to possess the same, singularly or in the aggregate, would not have a material adverse effect.

4.	The Company’s authorized equity capitalization is as set forth in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus; and the capital stock of the Company conforms to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus, and the Prospectus. All issued and outstanding securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable and free and clear of any preemptive or other similar rights arising under applicable law, the charter or by-laws of the Company or any agreement or instrument that is material to the Company; the holders of such securities are not subject to personal liability by reason of being such holders. The offers and sales of the outstanding securities were at all relevant times either registered under the Securities Act or exempt from such registration requirements.

5.	The Shares have been duly and validly authorized for issuance and sale to the Placement Agent pursuant to the Placement Agreement and, when issued and delivered by the Company pursuant to the Placement Agreement against payment of the consideration set forth therein, will be validly issued, fully paid and non-assessable and free and clear of any preemptive or other similar rights arising under applicable law, the charter or by-laws of the Company or any agreement or instrument that is material to the Company; the holders thereof are not and will not be subject to personal liability by reason of being such holders. The form of certificate used to evidence the Shares complies in all material respects with all applicable statutory requirements, all applicable requirements of the charter and Articles of Association of the Company and all applicable requirements of the Nasdaq Capital Market.

6.	There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any Shares pursuant to the Company’s charter or Articles of Association or any agreement or other instrument known to your firm.

7.	The Company has the requisite corporate power and authority to execute and deliver the Placement Agreement, and to perform its obligations thereunder, and all corporate action required to be taken for the authorization, execution and delivery of the Placement Agreement has been duly and validly taken.

8.	The Placement Agreement has been duly and validly authorized, executed and delivered by the Company.

9.	The execution, delivery and performance of the Placement Agreement, the issuance and sale of the Securities, the consummation of the transactions contemplated thereby, and compliance by the Company with the terms and provisions hereof and thereof, do not and will not, with or without the giving of notice or the lapse of time, or both, (a) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which any of the Company Parties is bound or to which any of the properties or assets of any of the Company Parties is subject, (b) result in any violation of the provisions of the organizational documents of the Company, or (c) violate any statute, rule or regulation or any judgment, order or decree applicable to the Company or any Operating Entity of any court, domestic or foreign, or of any federal, state or other regulatory authority or other governmental body having jurisdiction over the Company or any Operating Entity or any of their properties or assets.

10.	The Company is not (i) in violation of its charter or Articles of Association (or analogous governing instrument, as applicable), (ii) in default and, no event has occurred, which, with notice or lapse of time or both, would constitute a default, in the due performance or observance of any term, covenant or condition contained in any material agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law, statute, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject or has failed to obtain any license, permit, certificate, franchise or other governmental or non-governmental authorization or permit necessary for the ownership of its property or to the conduct of its business as described in the Registration Statement, Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus.

11.	Other than as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, to the best of such counsel’s knowledge, there is no action, suit or other proceeding before or by any court of governmental agency or body, domestic or foreign, now pending, or overtly threatened to which the Company or any Operating Entity is a party or of which any property or asset of the Company or any Operating Entity is the subject which, singularly or in the aggregate, if determined adversely to the Company or any Operating Entity, might have a material adverse effect or would prevent or adversely affect the ability of the Company to perform its obligations under the Placement Agreement. To your firm’s knowledge, there is no contract or other document of a character required to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or to be filed as an exhibit to the Registration Statement, which is not described or filed as required.

12.	The Registration Statement and any amendments thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of their respective effective dates and as of the date of the Placement Agreement complied as to form in all material respects with the requirements of the Securities Act and the Regulations; each prospectus included in the Registration Statement (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the Time of Sale, complied as to form in all material respects with the requirements of the Securities Act; the Prospectus, and any amendments or supplements thereto made by the Company prior to the Closing Date (other than the financial statements and other financial data contained therein, as to which such counsel need express no opinion), as of the respective date thereof, complied as to form in all material respects with the requirements of the Securities Act and the Regulations.

13.	The Registration Statement has been declared effective under the Securities Act as of the date and time specified in such opinion, the Rule 462(b) Registration Statement, if any, was filed with the Commission on the date specified therein and became effective immediately upon such filing, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) and in compliance with Rules 430A and 430B of the Regulations on the date specified in such opinion and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

14.	No consent, approval, authorization, registration or qualification is required under the Exchange Act and applicable state securities law in connection with the purchase and distribution of the Placement Shares by the Placement Agent. No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any court or any judicial, regulatory or other legal or governmental agency or body, which has not been obtained or taken and is not in full force and effect, is required for the execution, delivery and performance by the Company of the Placement Agreement or consummation by the Company of the transactions contemplated by the Placement Agreement, the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus.

15.	The statements under the captions “Description of Securities,” “United States Taxation Federal Income Tax Consideration,” “Risk Factors,” “Shares Eligible for Future Sale” and Item 14 of Part II of the Registration Statement and the Prospectus, as applicable, and any similar section or information contained in any Issuer Free Writing Prospectus and the Time of Sale Disclosure Package, insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings.

16.	The description in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus of statutes, legal or governmental proceedings and contracts and other documents are fairly summarized in all material respects and, to the best of such counsel’s knowledge, there are no pending legal or governmental proceedings or contracts or other documents to which any of the Company Parties is a party or to which the property of the Company or any Operating Entity is subject that are required to be described in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or a document incorporated by reference therein or to be filed as exhibits to the Registration Statement.

17.	The Shares have been approved for listing on the Nasdaq Capital Market upon official notice of issuance.

18.	Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, no holders of securities of the Company have rights to the registration of such securities under the Registration Statement pursuant to the organizational documents of the Company or pursuant to any agreement or instrument of any of the Company or any Operating Entity described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus, or filed as an exhibit to the Registration Statement that has been filed with the Commission .

19.	The Company is not, and after giving effect to the offering and sale of the Placement Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” within the meaning of such term as defined in the Investment Company Act and the rules and regulations of the Commission thereunder.

20.	Any required filing of each Issuer Free Writing Prospectus pursuant to Rule 433 under the Securities Act has been made within the time period required by Rule 433(d) under the Securities Act.

Such counsel shall also have furnished to the Placement Agent a written statement, addressed to the Placement Agent and dated such Closing Date, in form and substance satisfactory to the Placement Agent, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, (y) based on such counsel’s examination of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, and such counsel’s investigations made in connection with the preparation of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus, and each amendment or supplement thereto made by the Company prior to such Closing Date, and “conferences with certain officers and employees of and with auditors for and counsel to the Company” at which conferences the contents of the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus were discussed and, although such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing,  such counsel has no reason to believe that (I) the Registration Statement or any amendment thereto, as of their respective effective dates contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, (II) the Prospectus or any amendment or supplement thereto, at the respective dates thereof or at such Closing Date, contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (III) the documents included in the Time of Sale Disclosure Package, all considered together, and any Issuer Free Writing Prospectus, as of the Applicable Time and as of the Closing Date contained or contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus.  The foregoing statement may be qualified by a statement to the effect that such counsel has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus and takes no responsibility therefor except to the extent set forth in the opinion described in clauses 15 and 16 above.